As filed with the Securities and Exchange Commission on January 28, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

VERIFYME, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	23-3023677 (I.R.S. Employer Identification Number)

801 International Parkway, Fifth Floor

Lake Mary, FL 32746
(585) 736-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Stedham

Chief Executive Officer

VerifyMe, Inc.

801 International Parkway, Fifth Floor

Lake Mary, FL 32746 (585) 736-9400
(Name, address, including zip code and telephone number, including area code, of agent for service)
___________________

Copies To:
Alexander R. McClean, Esq.

Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
(585) 232-6500
___________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 28, 2025

PRELIMINARY PROSPECTUS

VERIFYME, INC.

1,461,896 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to the resale by the selling stockholder identified herein of up to 1,461,896 shares (the “Shares”), of our common stock, par value $0.001 per share (“common stock”), issuable to the selling stockholder upon the exercise of the warrant issued to the selling stockholder on January 15, 2025 (the “Warrant”). This prospectus provides you with a general description of the Shares. You should carefully read this prospectus and the documents incorporated by reference before buying any of the Shares being offered.

We are registering the offer and sale of the Shares owned by the selling stockholder to satisfy certain registration rights we granted to the selling stockholder pursuant to a warrant inducement agreement dated January 13, 2025. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares covered by this prospectus. The selling stockholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Shares.

The registration of the Shares hereunder does not mean that the selling stockholder will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling stockholder may sell the Shares registered hereby from time to time. The Shares may be offered and sold by the selling stockholder through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may retain underwriters, dealers or agents from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We are not selling any of the Shares pursuant to this prospectus, and we will not receive any proceeds from any sale by selling stockholder of the Shares covered by this prospectus. We will, however, receive the net proceeds of the Warrant exercised for cash.

Our common stock and certain warrants are traded on the Nasdaq Capital Market under the symbol “VRME” and “VRMEW” respectively. The closing price of our common stock on Nasdaq on January 24, 2025 was $1.79 per share.

Investing in our securities is speculative and involves a high degree of risk. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 4 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholder, as defined in the section of this prospectus entitled “Selling Stockholder,” of up to 1,461,896 shares of our common stock par value $0.001 per share, or common stock.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement,  the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement we have authorized for use in connection with this offering. We have not authorized anyone to provide you with additional information or information different from that contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such date.

It is important for you to read and consider all information contained in this prospectus and any prospectus supplement, including the documents incorporated by reference, in making your investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “VerifyMe”, “Company”, “we”, “us”, and “our” refer to VerifyMe, Inc. and its subsidiary, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities;
•	our reliance on one key strategic partner for shipping services in our Precision Logistics segment;
•	competition including by our key strategic partner, seasonal trends in our business;
•	sever climate conditions;
•	the highly competitive nature of the industry in which we operate;
•	our brand image and corporate reputation;
•	impairments related to our goodwill and other intangible assets;
•	economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability;
•	the effects of pandemics;
•	changes in United States social, political, and regulatory conditions and/or a disruption of financial markets;
•	reduced freight volumes due to economic conditions;
•	reduced discretionary spending in a recessionary environment;
•	global supply-chain delays or shortages;
•	fluctuations in labor costs, raw materials, and changes in the availability of key suppliers;
•	our history of losses;
•	our ability to use our net operating losses to offset future taxable income;
•	the confusion of our name brand with other brands;
•	the ability of our technology to work as anticipated and to successfully provide analytics logistics management;
•	the ability of our strategic partners to integrate our solutions into their product offerings;
•	our ability to manage our growth effectively;
•	our ability to successfully develop and expand our sales and marketing capabilities;
•	risks related to doing business outside of the U.S.;
•	intellectual property litigation;
•	our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems;
•	our reliance on third-party information technology service providers;
•	our ability to respond to evolving laws related to information technology such as privacy laws;
•	our ability to retain key management personnel;
•	our ability to work with partners in selling our technologies to businesses;
•	production difficulties;
•	our inability to enter into contracts and arrangements with future partners;

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•	our ability to acquire new customers;
•	issues which may affect the reluctance of large companies to change their purchasing of products;
•	acceptance of our technologies and the efficiency of our authenticators in the field;
•	our ability to comply with the continued listing standards of the Nasdaq Capital Market; and
•	our ability to timely pay amounts due and comply with the covenants under our debt facilities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, all applicable prospectus supplements, and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

 VerifyMe is a specialized logistics company that specializes in time and temperature sensitive products, as well as providing anti-diversion and anti-counterfeit protection, brand protection and enhancement solutions. VerifyMe serves customers worldwide. We operate a Precision Logistics Segment and an Authentication Segment. The Precision Logistics Segment generates nearly all of the revenue for the company.Through our Precision Logistics segment, we provide a value-added service for sensitive parcel management driven by a proprietary software platform that provides predictive analytics from key metrics such as pre-shipment weather analysis, flight-tracking, sort volumes, and traffic, delivered to customers via a secure portal. The portal provides real-time visibility into shipment transit and last-mile events which is supported by a service center. Through our Authentication segment our technologies enable brand owners to deter counterfeit and product diversion activities Further information regarding our business segments is discussed below:

Precision Logistics: The Precision Logistics segment specializes in predictive analytics for optimizing delivery of time and temperature sensitive perishable products. We manage complex industry-specific shipping logistic processes that require critical time, temperature control and handling to prevent spoilage and extreme delivery times and brand impairment. Utilizing predictive analytics from multiple data sources including flight-tracking, weather, traffic, major carrier feeds, and time of day data, we provide our clients an end-to-end vertical approach for their most critical service delivery needs. Using our proprietary IT platform, we provide real-time information and analysis to mitigate supply chain flow interruption, as well as delivering last-mile resolution for key markets, including the perishable healthcare and food industries.

Through our proprietary PeriTrack ® customer dashboard, we provide an integrated tool that gives our customers an in-depth look at their shipping activities and allows them access to critical information in support of the specific needs of the supply chain stakeholders. We offer post-delivery services such as customized reporting for trend analysis, system performance reports, power outage maps, and other tailored reports.

Precision Logistics generates revenue from two business service models.

•	ProActive Service – clients pay us directly for carrier service coupled with our proactive logistics assistance.

•	Premium Service – clients pay us directly or through our carrier partner for our complete white-glove shipping monitoring and predictive analytics service. This service includes customer web portal access, weather monitoring, temperature control, full-service center support and last mile resolution.

Products: The Precision Logistics segment includes the following bundled services as part of our service offerings to our customers:

•	PeriTrack ®: Our proprietary PeriTrack® customer dashboard was developed utilizing our extensive logistics operational knowledge. This integrated web portal tool gives our customers an in-depth look at their shipping activities based on real-time data. The PeriTrack® dashboard was designed to provide critical information in support of the specific needs of supply chain stakeholders and gives our customer resolution specialists a 360° view of shipping activity. PeriTrack® features tools tailored for shippers of perishable goods, which includes the In-Transit Shipment Tracker. This tool provides details on the unique shipper’s in-transit shipments, with the ability to select and analyze data on individual shipments.

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•	Service Center: We have assembled a team of customer resolution specialists based in the U.S. This service team resolves shipping problems on behalf of our customers. The service center acts as a help desk and monitors shipping to delivery for our customers.

•	Pre-Transit Service: We help clients prepare their products for shipments by advising clients on packaging requirements for various types of perishable products. Each product type requires its own particular packaging to protect it during shipment, and we utilize our extensive knowledge and research to provide our customers with packaging recommendations to meet their unique needs.

•	Post-Delivery: We provide customized reporting for trend analysis, system performance reports, power outage maps, and many other reports to help our customers improve their processes and customer service outcomes.

•	Weather/Traffic Service: We have full-time meteorologists on staff to monitor weather. A package may experience a variety of weather conditions between the origin and destination, and our team actively monitors these conditions to maximize the number of timely and safely transmitted shipments. Similarly, traffic and construction also create unpredictable delays which our team works diligently to mitigate. If delays or other issues occur, we inform clients and work with them to proactively resolve such shipment issues.

Authentication: The Authentication segment specializes in traceability to connect brands with consumers through their product. This is critical in the current landscape of increased counterfeit activity and product diversion. The ability to detect fraud or abnormal behavior provides consumers and brands the assurance they require. VerifyMe has patented technologies that address the needs of consumers and brands.

Recent Developments

January 2025 Warrant Inducement

On January 13, 2025, we entered into an Inducement Letter Agreement with an institutional investor and holder of existing warrants to purchase up to 1,461,896 shares of our common stock. The existing warrants were originally issued on April 14, 2022, with an exercise price of $3.215 per share, and became exercisable six months following issuance. Pursuant to the Inducement Letter Agreement, the holder agreed to exercise the existing warrants for cash at the exercise price of $3.215 per share in consideration for our agreement to issue a new unregistered warrant to purchase up to an aggregate of 1,461,896 shares of common stock at an exercise price of $4.00 per share. The new warrant was immediately exercisable upon issuance and has a term of five and one-half years from the issuance date.

Repayment of Term Note and Termination of Interest Rate Swap Agreement

Our wholly owned subsidiary PeriShip Global LLC is a party to a debt facility with PNC Bank, National Association (the “PNC Facility”). The PNC Facility included a four-year term note (the “Term Note”) for $2 million which was set to mature in September of 2026 and required equal quarterly payments of principal and interest. The Term Note incurred interest per annum at a rate equal to the sum of Daily SOFR plus 3.1%. As of September 30, 2024, our short-term debt outstanding under the Term Note was $0.5 million and our total long-term debt outstanding under the Term Note was $0.5 million.

On January 21, 2025, we paid in full all outstanding principal and interest under the Term Note. In connection with the repayment of the Term Note we terminated our interest rate swap agreement with PNC Bank.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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Corporate Information

We were originally formed under the laws of the state of Nevada on November 10, 1999. Our principal executive offices are located at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746, and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common Stock Offered	All of the 1,461,896 shares of common stock offered by this prospectus are being sold by the Selling Stockholder.

Use of Proceeds:	We will not receive any proceeds from the sale of common stock offered by this prospectus hereunder, although we will receive the net proceeds of the Warrant exercised for cash. See the caption “Use of Proceeds” in this prospectus.

Nasdaq Capital Market Trading Symbol:	VRME

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RISK FACTORS

Investing in our securities involves significant risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed after the end of the fiscal year covered by such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in the prospectus.

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the Shares offered for resale by the Selling Stockholder. We will, however, receive the net proceeds of the Warrant exercised for cash. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares covered by this prospectus and the Selling Stockholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Shares.

SELLING STOCKHOLDER

On January 13, 2025, we entered into an inducement letter agreement (the “Inducement Letter Agreement”) with Armistice Capital Master Fund Ltd. (the “Selling Stockholder”). Pursuant to the Inducement Letter Agreement, the Selling Stockholder agreed to exercise existing warrants to purchase up to 1,461,896 shares of common stock for cash at the exercise price of $3.215 per share in consideration for us to issue a new unregistered warrant to purchase up to an aggregate of 1,461,896 shares of common stock at an exercise price of $4.00 per share (the “New Warrant”). The New Warrant was immediately exercisable and has a term of five and one-half years from issuance.

Pursuant to the Inducement Letter Agreement we agreed to register for resale under the Securities Act the shares issuable upon the exercise of the New Warrant. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares covered by this prospectus. The Selling Stockholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Shares.

This prospectus covers the resale from time to time by the Selling Stockholder identified in the table below of an aggregate of up to 1,461,896 shares of our common stock, subject to any appropriate adjustment as a result of any stock split, stock dividend, or other distribution with respect to, or in an exchange or replacement, or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event. Other than the transactions contemplated by the Warrant Inducement Agreement, as described above, the Selling Stockholder and its affiliates have not held a position or office, or had any material relationship, with us within the last three years.

The table below sets forth certain information with respect to the Selling Stockholder, including (i) the shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of shares of our common stock being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering, assuming that all of the Shares covered hereby (but none of the other shares, if any, held by the Selling Stockholder) are sold to third parties.

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The table is based on information supplied to us by the Selling Stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 12,354,772 shares of our common stock outstanding as of January 24, 2025.

The registration of the Shares does not mean that the Selling Stockholder will sell or otherwise dispose of all or any of these shares of common stock. The Selling Stockholder may sell or otherwise dispose of all, a portion or none of the Shares from time to time. We do not know the number of Shares, if any, that will be offered for sale or other disposition by the Selling Stockholders under this prospectus. Additionally, we do not know how long the Selling Stockholder will hold the Warrant, whether the Selling Stockholder will exercise the Warrant, and upon such exercise, how long the Selling Stockholder will hold the Shares before selling the Shares, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Shares. Furthermore, the Selling Stockholder may have sold, transferred, or disposed of the Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

When we refer to the Selling Stockholder in this prospectus, we are referring to the Selling Stockholder identified in this prospectus and, as applicable, the Selling Stockholder’s permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

	Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Shares to be sold in this	Shares Beneficially Owned After the Offering (1)(2)
Selling Stockholder	Number	Percentage (3)	Offering	Number	Percentage
Armistice Capital Master Fund Ltd.(3)	1,461,896	4.99%	1,461,896	—	—%
TOTAL	1,461,896	4.99%	1,461,896	—	—%

(1)	Percentage ownership for the Selling Stockholder is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 12,354,772 outstanding shares of our common stock as of January 24, 2025.

(2)	The totals reported in this column assume that the Selling Stockholder have exercised the Warrant held by the Selling Stockholder as of January 28, 2025, without regard to any limitations on exercises and (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the Selling Stockholder does not (i) sell any of the shares of common stock, if any, that have been issued to the Selling Stockholder other than those covered by this prospectus; and (ii) acquire additional shares of our common stock after the date of this prospectus and prior to the completion of this offering.
(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

DESCRIPTION OF COMMON STOCK

The following information describes the Company’s common stock and the provisions of our amended and restated articles of incorporation, as amended (“articles”) and amended and restated by-laws, as amended (“bylaws”). This description is only a summary. You should read and refer to our articles and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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General

We are authorized to issue up to 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. As of January 24, 2025 there were 12,354,772 shares of common stock outstanding, which were held by approximately 1,446 stockholders of record, and 0.85 shares of Series B Convertible Preferred Stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRME” and certain warrants to purchase shares of our common stock are traded on the Nasdaq Capital Market under the trading symbol “VRMEW.”

Warrants

As of January 28, 2025, the Company had outstanding warrants, which are listed on the Nasdaq Capital Market under the symbol “VRMEW,” to purchase an aggregate of 3,073,379 shares of common stock (the “Listed Warrants”). The Listed Warrants are exercisable at an exercise price of $4.60 per share and will expire on June 22, 2025. Each Listed Warrant is exercisable for one share of common stock. The exercise price and number of shares of common stock issuable upon exercise of the Listed Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Listed Warrants will not be adjusted for issuances of common stock at prices below its exercise price. The terms of the Listed Warrants are governed by a Warrant Agreement, dated as of June 22, 2020, between the Company and West Coast Stock Transfer, Inc., as the warrant agent.

As of January 28, 2025, the Company had outstanding warrants, which are not listed on the Nasdaq Capital Market, to purchase up to 1,555,208 shares of common stock (the “Unlisted Warrants”). The Unlisted Warrants are comprised of the Warrant to purchase 1,461,896 shares of common stock and warrants to purchase 93,312 shares of common stock exercisable at an exercise price of $3.215 per share which expire on October 14, 2027. The exercise price and number of shares of common stock issuable upon exercise of the Unlisted Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation, and contain price adjustment provisions which may, under certain circumstances, reduce the applicable exercise price.

Anti-Takeover Effects of Certain Provisions in our Certificate and Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our capital stock.

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Board of Directors; Removal of Directors for Cause. Our bylaws provide for the election of directors to one-year terms at each annual meeting of the stockholders. All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors. Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors. Our articles do authorize cumulative voting for the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Restrictions on Special Meetings of Stockholders. Special meetings of the stockholders may only be called by our chief executive officer, the chairman of the board of directors or the president of the company pursuant to the requirements of our bylaws.

Blank-Check Preferred Stock. Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of two years following the date that the stockholder became an interested stockholder unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the two year waiting period may also be prohibited unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value.

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Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

PLAN OF DISTRIBUTION

We are registering the resale of the Shares on behalf of the Selling Stockholder. The Selling Stockholder and any of the Selling Stockholder’s pledgees, assignees, and successors-in-interest may, from time to time, on a continuous or delayed basis, sell any or all of the Shares covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market, or trading facility on which the Shares are traded or in private transactions. The sale of the Selling Stockholder’s common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after the registration statement of which this prospectus forms a part becomes effective;

•	transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the Shares;

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•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the Shares of the Selling Stockholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Stockholder may also sell or transfer the Shares pursuant to any available exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated under the Securities Act, or Rule 144, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the Shares by other means not described in this prospectus.

The Selling Stockholder may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell the Shares in block transactions to market makers or other purchasers at a price per share that may be below the then market price.

Brokers, dealers, underwriters, or agents participating in the distribution of the Shares held by the Selling Stockholder as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the Shares for whom the broker-dealers may act as agent. The Selling Stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholder have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of the Shares by the Selling Stockholder. If we are notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Shares, if required, we will file a supplement to this prospectus.

In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell the Shares. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to the Shares it sells for its own behalf, the Selling Stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to the Selling Stockholder will terminate on the date that the Shares offered by the Selling Stockholder pursuant to this prospectus have been sold.

We may suspend the sale of the Shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the Selling Stockholders uses this prospectus for any sale of the Shares, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

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We are required to pay the expenses in connection with the registration of the Shares being registered hereunder.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholder and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person to engage in market-making activities with respect to the Shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at www.verifyme.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746 or contacting us at (585) 736-9400.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024 (the “2023 Form 10-K”).

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, to the extent incorporated by reference in Part III of our Form 10-K.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 14, 2024, June 30, 2024, filed with the SEC on August 13, 2024 and September 30, 2024, filed with the SEC on November 12, 2024.

●	Our Current Reports on Form 8-K filed with the SEC on March 15, 2024, June 5, 2024, June 10, 2024, July 5, 2024, November 12, 2024, November 26, 2024, December 12, 2024, December 27, 2024, January 14, 2025, and January 16, 2025.

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●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.8 to the 2023 Form 10-K).

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The financial statements of VerifyMe, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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VERIFYME, INC.

1,461,896 Shares of Common Stock Offered by the Selling Stockholder

PROSPECTUS

, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Item
SEC registration fee	$419
Legal fees and expenses*	15,000
Accounting fees and expenses*	5,000
Miscellaneous*	2,500
Total*	$22,919

* Indicates an estimate

Item 15. Indemnification of Directors and Officers.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the person:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if the person:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our amended and restated articles of incorporation, as amended, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit, or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers pursuant to which the Company agrees to indemnify said officer, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was an officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)
3.2	Second Amended Certificate of Designation for Series A Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 18, 2015)
3.3	Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 18, 2015)
3.4	Certificate of Withdrawal of Certificate of Designation for Series C and Series D Convertible Preferred Stock (incorporated herein by reference from Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)
3.5	Amended and Restated Bylaws of VerifyMe, Inc., as amended through July 24, 2020 (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 29, 2020)
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference from Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-234155) filed on May 22, 2020)
4.2	Warrant Agent Agreement dated June 22, 2020 between the Company and West Coast Stock Transfer, Inc. (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 22, 2020)
4.3	Form of Common Warrant (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 18, 2022)
4.4	Form of Common Warrant (incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 14, 2025)
5.1*	Opinion of Harter Secrest & Emery LLP
10.1	Form of Inducement Letter Agreement dated January 13, 2025 (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 14, 2025).
23.1*	Consent of MaloneBailey, LLP
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page of the Company’s Registration Statement on this Form S-3)
107*	Filing Fee Table

*	Filed herewith.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on this 28th day of January 2025.

VERIFYME, INC.

By:	/s/ Adam Stedham
Adam Stedham
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Adam Stedham and Nancy Meyers, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Stedham	Chief Executive Officer, President and Director	January 28, 2025
Adam Stedham	(Principal Executive Officer)

/s/ Nancy Meyers	Executive Vice President and Chief Financial Officer	January 28, 2025
Nancy Meyers	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott Greenberg	Chairman of the Board	January 28, 2025
Scott Greenberg

/s/ Marshall Geller	Director	January 28, 2025
Marshall Geller

/s/ Howard Goldberg	Director	January 28, 2025
Howard Goldberg

/s/ Arthur Laffer	Director	January 28, 2025
Arthur Laffer

/s/ David Edmonds	Director	January 28, 2025
David Edmonds